Exhibit 99.2
November 3, 2022 | Nasdaq: COLL Q3FY22 Earnings Report

Forward - Looking Statements This presentation contains forward - looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 .. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward - looking statements .. Examples of forward - looking statements contained in this presentation include, among others, statements related to our full - year 2022 financial guidance, including total projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts .. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations .. Actual results may differ materially from management’s expectations and such forward - looking statements in this presentation could be affected as a result of various important factors, including risks relating to, among others : risks related to the ability to realize the anticipated benefits of our acquisition of BDSI, including the possibility that the expected benefits from the BDSI acquisition will not be realized or will not be realized within the expected time period ; unknown liabilities ; risks related to future opportunities and plans for the products acquired with BDSI, including uncertainty of the expected financial performance of such products ; the impact of the COVID - 19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products ; our ability to commercialize and grow sales of our products ; our ability to manage our relationships with licensors ; the success of competing products that are or become available ; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product ; the size of the markets for our products and product candidates, and our ability to service those markets ; our ability to obtain reimbursement and third - party payor contracts for our products ; the rate and degree of market acceptance of our products and product candidates ; the costs of commercialization activities, including marketing, sales and distribution ; changing market conditions for our products ; the outcome of any patent infringement, opioid - related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L .. P ..; the outcome of any governmental investigation related to our business ; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory ; our ability to obtain funding for our operations and business development ; regulatory developments in the U .. S ..; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products ; our ability to comply with stringent U .. S .. and foreign government regulation in the manufacture of pharmaceutical products, including U .. S .. Drug Enforcement Agency, or DEA, compliance ; our customer concentration ; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing .. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q and other filings with the SEC .. Any forward - looking statements that we make in this presentation speak only as of the date of this presentation .. We assume no obligation to update our forward - looking statements whether as a result of new information, future events or otherwise, after the date of this presentation ..

Non - GAAP Financial Measures To supplement our financial results presented on a GAAP basis, we have included information about certain non - GAAP financial measures .. We use these non - GAAP financial measures to understand, manage and evaluate our business as we believe they provide additional information on the performance of our business .. We believe that the presentation of these non - GAAP financial measures, taken in conjunction with our results under GAAP, provide analysts, investors, lenders and other third parties insight into our view and assessment of our ongoing operating performance .. In addition, we believe that the presentation of these non - GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide supplementary information that may be useful to analysts, investors, lenders, and other third parties in assessing our performance and results from period to period .. We report these non - GAAP financial measures to portray the results of our operations prior to considering certain income statement elements .. These non - GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP .. In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis .. Adjusted EBITDA Adjusted EBITDA is a non - GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock - based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations .. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies .. There are several limitations related to the use of adjusted EBITDA rather than net income, which is the nearest GAAP equivalent, such as : • adjusted EBITDA excludes depreciation and amortization, and, although these are non - cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA ; • we exclude stock - based compensation expense from adjusted EBITDA although (a) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (b) if we did not pay out a portion of our compensation in the form of stock - based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position ; • adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs ; • adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes ; • adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments ; • we exclude restructuring expenses from adjusted EBITDA .. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions .. The amount and/or frequency of these restructuring expenses are not part of our underlying business ; • we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates .. This does not include our legal fees to defend claims, which are expensed as incurred ; • we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business .. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee - related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition expenses incurred ; and • we exclude recognition of the step - up basis in inventory from acquisitions (i .. e .. , the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business .. Adjusted Operating Expenses Adjusted operating expenses is a non - GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock - based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations .. Adjusted Net Income and Adjusted Earnings Per Share Adjusted net income is a non - GAAP financial measure that represents GAAP net income adjusted to exclude significant income and expense items that are non - cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments .. Adjusted earnings per share is a non - GAAP financial measure that represents adjusted net income per share .. Adjusted weighted - average shares - diluted is calculated in accordance with the treasury stock, if - converted, or contingently issuable accounting methods, depending on the nature of the security .. Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this presentation .. The Company has not provided a reconciliation of its full - year 2022 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward - looking GAAP measures because it is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock - based compensation expense .. These items are uncertain and depend on various factors that could have a material impact on GAAP net income and operating expenses for the guidance period ..

Building a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions I D E A Uphold I ntegrity Embrace D ifferences Encourage E xpression Be A ccountable GUIDED BY OUR CORE VALUES Mission Driven Investor Presentation 4

First Nine Months 2022 Key Business Highlights Investor Presentation 5 Completed BDSI acquisition Resolved all 27 pending opioid industry - related lawsuits Grew Belbuca ® and Xtampza ® ER market share Renegotiated Xtampza ER contracts Increased run rate synergies target to $85M

Collegium 3 - Phase Action Agenda P HASE 1 S EAMLESS I NTEGRATION P HASE 2 G ENERATE M OMENTUM P HASE 3 A CCELERATE 1. Executed with no disruptions to core operations 2. Achieved day one field force readiness 3. Realized majority of targeted run rate synergies 1. Grow Belbuca and Xtampza ER 2. Complete Xtampza ER contract renegotiations 3. Achieve remainder of target synergies 4. Synthesize Elyxyb ™ launch learnings 1. Propelled by Xtampza ER gross - to - net of <65% in January 2023 2. Driven by Belbuca and Xtampza ER TRx growth 3. Bolstered by fully synergized cost structure ✓ COMPLETED 7/1/22 – 12/31/22 2023 Investor Presentation 6

B USINESS D EVELOPMENT F OCUS • Differentiated commercial - stage assets • Peak sales potential >$150M • Exclusivity into 2030s Top Capital Allocation Priority: Business Development S TRONG T RACK R ECORD ✓ Nucynta Franchise (February 2020) ✓ BDSI (March 2022) Investor Presentation 7

Financial Highlights Colleen Tupper, Executive Vice President & Chief Financial Officer

# Q3FY22 Financial Highlights

## Record Revenue[1]

**Q3FY22**
**Total Product Revenue**

**$127.0 Million**

**+61% Over Q3FY21**

## Record Adjusted EBITDA[1,2]

**Q3FY22**
**Adjusted EBITDA**

**$74.9 Million**

**+100% Over Q3FY21**

## Rapid Deleveraging[2,3]

**Estimated**
**Net Debt/Adjusted EBITDA Ratio**

**<3.0x**

**By 2022 Year-End**

1. This financial data was provided by Collegium Pharmaceutical, Inc. in its Quarterly Report on Form 10-Q filed with the SEC on November 3, 2022.
2. Adjusted EBITDA is a non-GAAP financial measure. See Non-GAAP Financial Measures on Slide 3. The net debt/adjusted EBITDA ratio is calculated based on financial data provided by Collegium on Form 10-Q filed with the SEC on November 3, 2022 compared to the mid-point of the guidance ranges provided by Collegium in its press release filed with the SEC on November 3, 2022.
3. Details regarding the Pharmakon term-loan debt amortization schedule provided by Collegium on form SC TO-C filed with the SEC on February 14, 2022.

Collegium PHARMACEUTICAL
Investor Presentation
9

Updated 2022 Financial Guidance 1 $133M 1. This financial data was provided by Collegium in its press release filed with the SEC on November 3, 2022 2. Adjusted operating expenses is a non - GAAP financial measure .. See Non - GAAP Financial Measures on Slide 3. 3. Adjusted EBITDA is a non - GAAP financial measure. See Non - GAAP Financial Measures on Slide 3. Investor Presentation 10 Prior Updated Total Product Revenues $450.0 to $465.0 million $455.0 to $465.0 million Total Adjusted Operating Expenses 2 (Excluding Stock - Based Compensation) $125.0 to $135.0 million $125.0 to $130.0 million Total Adjusted EBITDA 3 (Excluding Stock - Based Compensation and Acquisition Related Expenses) $245.0 to $255.0 million $250.0 to $255.0 million

O PPORTUNISTICALLY R ETURN C APITAL TO S HAREHOLDERS R APIDLY P AYDOWN D EBT F OCUSED B USINESS D EVELOPMENT Capital Allocation Priorities • Commercial - stage assets: • With >$150 million peak sales potential • Differentiated and durable with exclusivity into 2030s • Returned $10M to shareholder in Q3FY22 and October 2022 • >$42M remaining on $100M share repurchase program 3 • $650M Pharmakon loan issued on 3/22/22 1 • $100M to be repaid in first 12 months 2 • >$450M to be repaid in first 36 months 2 1 2 3 1. This financial data was provided by Collegium in its Form 10 - Q filed with the SEC on May 10, 2022. 2. This financial data was provided by Collegium in its press release issued February 14, 2022. 3. This financial data was provided by Collegium in its press release filed with the SEC on November 3, 2022. Investor Presentation 11

Commercial Update Scott Dreyer, Executive Vice President & Chief Commercial Officer

13 Investor Presentation Successfully Completed Xtampza ER Contract Renegotiations OER Formulary Status Plan % Total Prescriptions 2022 2023 Plan 1 27% Exclusive Exclusive Plan 2 15% Exclusive Exclusive Plan 3 2% Exclusive Exclusive Plan 4 4% Parity Parity Plan 5 6% Exclusive Non - formulary 1 Xtampza ER gross - to - net <65% effective January 1, 2023 1. Where Xtampza ER was moved to non - formulary, OxyContin was not added to formulary.

50% Branded ER Market Share 1,2 +3% Over Q3FY21 ~9,100 ~19,300 ~13,100 14 The Leader in Responsible Pain Management Investor Presentation Strong and Growing Market Position Sources: 1. IQVIA NPA through September 2022 2. Quarter - ending product share (Belbuca, Xtampza ER, and Nucynta ER) 3. IQVIA Exponent through September 2022 Large Prescriber Bases U nique prescribers in Q3FY22 3

15 Collegium 3 - Phase Action Agenda: Q3FY22 Accomplishments and Looking Ahead Investor Presentation P HASE 2 G ENERATE M OMENTUM 1. Grow Belbuca and Xtampza ER ✓ Fully trained pain salesforce with only active promotion in pain ✓ Laser focused on execution of plan to drive prescription growth 2. Complete Xtampza ER contract renegotiations 3. Achieve remainder of target synergies 4. Synthesize Elyxyb launch learnings 7/1/22 – 12/31/22 P HASE 3 A CCELERATE 1. Propelled by Xtampza ER gross - to - net of <65% in January 2023 2. Driven by Belbuca and Xtampza ER TRx growth 3. Bolstered by fully synergized cost structure 2023

# Building a Leading, Diversified Specialty Pharmaceutical Company

## Diverse and Durable Portfolio

- Durable growth drivers
- Leader in responsible pain market

## Strong Financial Position

- FY22 revenue expected to grow ~66% Y/Y[1]
- Significant cost leverage: FY22 revenue expected to grow >2x rate of OPEX[1]
- Est. 2022 Year-End Net Debt/Adjusted EBITDA ratio <3.0x[1,2,3]

## Long-Term Value Creation

- Focused business development
- Rapid debt pay-down
- Return capital to shareholders

1. Percent change year-over-year, growth rates and financial ratios are calculated based on financial data provided by Collegium on Form 10-Q filed with the SEC on November 3, 2022, compared to the mid-point of the guidance ranges provided by Collegium in its press release filed with the SEC on November 3, 2022.
2. Adjusted EBITDA is a non-GAAP financial measure. See Non-GAAP Financial Measures on Slide 3. The net debt/adjusted EBITDA ratio is calculated based on financial data provided by Collegium on Form 10-Q filed with the SEC on November 3, 2022 compared to the mid-point of the guidance ranges provided by Collegium in its press release filed with the SEC on November 3, 2022.
3. Details regarding the Pharmakon term-loan debt amortization schedule provided by Collegium on form SC TO-C filed with the SEC on February 14, 2022.

Collegium. PHARMACEUTICAL

Investor Presentation

16

Q&A

Quarterly Non - GAAP Reconciliations

19 Collegium Pharmaceutical, Inc. Reconciliation of GAAP Net Income to Adjusted EBITDA (in thousands) (unaudited) Investor Presentation GAAP Net income (loss) $ 457 $ 8,046 Adjustments: Interest expense 19,046 5,115 Interest income (11) (3) Provision for (benefit from) income taxes 975 991 Depreciation 488 448 Amortization 37,552 16,796 Stock-based compensation expense 5,377 5,948 Acquisition related expenses 463 — Recognition of step-up basis in inventory 10,519 — Total adjustments $ 74,409 $ 29,295 Adjusted EBITDA $ 74,866 $ 37,341 Three Months Ended September 30, 2022 2021

20 Collegium Pharmaceutical, Inc. Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses (in thousands) (unaudited) Investor Presentation GAAP Operating expenses $ 38,372 $ 31,964 Adjustments: Stock-based compensation 5,377 5,948 Acquisition related expenses 463 — Total adjustments $ 5,840 $ 5,948 Adjusted operating expenses $ 32,532 $ 26,016 Three Months Ended September 30, 2022 2021

# Collegium Pharmaceutical, Inc.
## Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Earnings Per Share
(in thousands, except share and per share amounts)
(unaudited)

| | Three Months Ended September 30, 2022 | Three Months Ended September 30, 2021 |
|---|---|---|
| GAAP Net income (loss) | $ 457 | $ 8,046 |
| Adjustments: | | |
| Non-cash interest expense | 2,467 | 833 |
| Amortization | 37,552 | 16,796 |
| Stock-based compensation expense | 5,377 | 5,948 |
| Acquisition related expenses | 463 | — |
| Recognition of step-up basis in inventory | 10,519 | — |
| Income tax effect of above adjustments (1) | (14,290) | (5,899) |
| Total adjustments | $ 42,088 | $ 17,678 |
| Non-GAAP adjusted net income | $ 42,545 | $ 25,724 |
| | | |
| GAAP Weighted-average shares — diluted (2) | 39,495,453 | 41,186,308 |
| Adjusted diluted earnings per share | $ 1.10 | $ 0.65 |

1. The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate of 26% to the items that have a tax effect. As such, the non-GAAP effective tax rates for the three months ended September 30, 2022 and 2021 were 25.3% and 25.0%, respectively, and the non-GAAP effective tax rates for the nine months ended September 30, 2022 and 2021 were 25.4% and 16.8%, respectively.
2. Adjusted weighted-average shares - diluted were calculated using the "if-converted" method for the Convertible Senior Notes in accordance with ASC 260, Earnings per Share. As such, for the three and nine months ended September 30, 2022 and 2021 adjusted earnings per share includes 4,925,134 shares related to the assumed conversion of the Convertible Senior Notes and the associated cash interest expense added-back to non-GAAP adjusted net income. In addition, for the nine months ended September 30, 2022, adjusted earnings per share also includes other potentially dilutive securities to the extent that they are not antidilutive given that non-GAAP adjusted net income was in an income position.

Collegium. PHARMACEUTICAL
Investor Presentation
21